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                                                                       EXHIBIT 1


        NUMBER                                             SHARES
        C 58814

      COMMON SHARES                                     COMMON SHARES

INCORPORATED UNDER THE LAWS                            CUSIP 493267 10 8
   OF THE STATE OF OHIO
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

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THIS CERTIFICATE IS TRANSFERABLE
EITHER IN CHICAGO, IL OR IN NEW YORK, NY
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                                [KEYCORP LOGO]

THIS CERTIFIES THAT






IS THE OWNER OF

 FULLY PAID AND NON ASSESSABLE COMMON SHARES, WITH A PAR VALUE OF $1 EACH, OF

KeyCorp transferable on the books of the Corporation by the holder hereof, in person or by attorney, upon surrender of this certificate duly endorsed.

        This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

        Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated


            SECRETARY                         CHAIRMAN OF THE BOARD

                                [KEYCORP SEAL]


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                                  DEFINITIONS

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common        UNIF GIFT MIN ACT --______Custodian_________
                                                           (Cust)          (Minor)
TEN ENT -- as tenants by the entireties                  under Uniform Gifts to Minors

JT TEN --  as joint tenants with the right of          Act___________________
           survivorship and not as tenants                   (Single)
           in common

     Additional abbreviations may also be used though not in the above list.

                            EXPRESS TERMS OF SHARES

         The Corporation will mail to the record holder of this certificate without charge within five days after receipt of written request therefor, addressed to the Secretary of the Corporation at its principal executive offices located at 127 Public Square, Cleveland, Ohio 44114, a copy of the express terms of the shares represented by this certificate and of other classes and series of shares which the Corporation is authorized to issue.


For value received,__________________________________hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
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    (Please print or typewrite name and address including postal zip code of assignee)


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                                                                   of the Shares
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represented by the within Certificate and does hereby irrevocably constitute and appoint

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Attorney to transfer the said shares on the books of the within named
Corporation, with full power of substitution in the premises.

Dated                      19
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                                     NOTICE: The signature to this assignment
                                     must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement, or any change whatever.

This certificate also evidences and entitles the holder to certain Rights as set forth in a Restated Rights Agreement between KeyCorp and KeyBank National Association, Rights Agent, dated as of May 15, 1997, as amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated in this certificate by reference and a copy of which is on file at the principal executive offices of KeyCorp. Under certain circumstances, as set forth in the Rights Agreement, the Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. KeyCorp will mail to the holder of this certificate a copy of the Rights Agreement (as in effect on the date of mailing) without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights that are or were beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as these terms are defined in the Rights Agreement) and any subsequent holder may become null and void.